Exhibit 99.1

STAR MEDICAL CENTER, LLC

Financial Statements

December 31, 2015 and 2014

STAR MEDICAL CENTER, LLC

INDEPENDENT AUDITOR’S REPORT

The Board of Managers

Star Medical Center, LLC

Plano, Texas

We have audited the accompanying financial statements of Star Medical Center, LLC, which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Star Medical Center, LLC as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ CPWR, LLP

Addison, Texas

May 31, 2016

STAR MEDICAL CENTER, LLC

Balance Sheets

December 31, 2015 and 2014

Assets

	2015	2014
Current assets:
Cash	$1,394,995	$874,537
Patient accounts receivable, net	15,871,958	8,759,451
Inventories	560,212	246,393
Prepaid expenses and other current assets	193,558	301,766
Total current assets	18,020,723	10,182,147

Property and equipment, net	4,475,067	5,707,521

Advances to physicians	289,881	-

	$22,785,671	$15,889,668

Liabilities and Members' Equity

Current liabilities:
Accounts payable	$3,895,787	$2,247,317
Accrued interest	164,186	115,345
Other accrued liabilities	3,732,099	4,087,651
Line-of-credit	-	975,000
Current maturities of long-term debt	1,683,964	1,542,711
Total current liabilities	9,476,036	8,968,024

Long-term liabilities:
Long-term debt, less current maturities	4,624,274	5,526,457
Deferred rent	-	297,898
	4,624,274	5,824,355

Members' equity	8,685,361	1,097,289

	$22,785,671	$15,889,668

STAR MEDICAL CENTER, LLC

Statements of Operations

For the Years Ended December 31, 2015 and 2014

	2015	2014

Operating revenue:
Net patient service revenue	$37,297,028	$27,922,936
Other operating revenue	830,966	62,033

Total operating revenue	38,127,994	27,984,969

Operating expenses:
Salaries, wages, and employee benefits	4,848,645	5,165,512
Professional services, fees, and costs	7,948,286	6,132,251
Medical supplies, drugs, and implants	6,654,723	6,221,469
Marketing and public relations	2,711,400	2,900,675
Management fees	1,772,507	1,464,792
Occupancy and related expenses	2,046,120	1,980,542
Equipment expense	492,577	627,774
Insurance expense	606,946	401,396
Bad debt expense	645,186	216,018
Other operating expenses	985,461	647,990
Interest expense	388,093	512,560
Depreciation and amortization	1,413,728	1,350,875

Total operating expenses	30,513,672	27,621,854

Net income	$7,614,322	$363,115

STAR MEDICAL CENTER, LLC

Statements of Changes In Members' Equity

For the Years Ended December 31, 2015 and 2014

Balance, December 31, 2013	$566,242

Capital contributions	635,000

Distributions	(467,068)

Net income	363,115

Balance, December 31, 2014	1,097,289

Capital contributions	35,000

Distributions	(61,250)

Net income	7,614,322

Balance, December 31, 2015	$8,685,361

STAR MEDICAL CENTER, LLC

Statements of Cash Flows

For the Years Ended December 31, 2015 and 2014

	2015	2014
Cash flows from operating activities:
Net income	$7,614,322	$363,115
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,413,728	1,350,874
Increase in patient accounts receivable	(7,112,507)	(3,916,582)
Increase in inventories	(313,819)	(195)
(Increase) decrease in prepaid expenses and other current assets	108,208	(221,357)
Increase in accounts payable	1,648,470	1,647,843
Increase (decrease) in accrued liabilities	(604,608)	1,889,683
Total adjustments	(4,860,528)	750,266

Net cash provided by operating activities	2,753,794	1,113,381

Cash flows from investing activities:
Advances to physicians	(289,881)	-
Purchases of property and equipment	(181,274)	(873,155)

Net cash used in investing activities	(471,155)	(873,155)

Cash flows from financing activities:
Member capital contributions	35,000	635,000
Member capital distributions	(61,250)	(467,068)
Net payments on line of credit	(975,000)	(517,000)
Proceeds from long-term debt	-	1,117,422
Payments on long-term debt	(760,931)	(154,120)

Net cash provided by (used in) financing activities	(1,762,181)	614,234

Increase in cash	520,458	854,460

Cash, beginning of year	874,537	20,077

Cash, end of year	$1,394,995	$874,537

Supplemental disclosure of cash flow information:
Cash paid for interest	$339,252	$397,215

STAR MEDICAL CENTER, LLC

Notes to Financial Statements

December 31, 2015 and 2014

Note 1 – Organization and Nature of Operations

Star Medical Center, LLC (“Star”) was formed as a limited liability company in the state of Texas on March 4, 2013 (inception). Members own units in Star in three classes based on defined investor.

Star is licensed as an acute care hospital and operates seven inpatient beds and four operating rooms. It is a specialized surgical hospital located in Plano, Texas and is used by a network of surgical specialists throughout the Dallas/Fort Worth area. Star provides services in various disciplines including pain management, plastic surgery, minimally invasive spine surgery, foot and ankle surgery, and general surgery. The Star network also includes two current Hospital Outpatient Departments with future planned locations.

Star began serving patients in November 2013.

Note 2 – Summary of Significant Accounting Policies

Basis of presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (US GAAP).

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to use estimates and assumptions. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Significant estimates used in preparing these financial statements include those assumed in determining the carrying amount of accounts receivable and property and equipment. Actual results could differ from those estimates.

Concentration of risk

Star maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Star has not experienced any losses in such accounts and believes it is not exposed to any significant risk of loss on cash.

STAR MEDICAL CENTER, LLC Notes to Financial Statements December 31, 2015 and 2014

Note 2 – Summary of Significant Accounting Policies (Continued)

Accounts receivable

Patient accounts receivable are stated at net realizable value.

Star maintains an allowance for doubtful accounts for estimated losses resulting from payers’ failure to make payments on accounts and values this allowance based on the aging of accounts and historical payment trends by payers. Management continually monitors and adjusts its reserves and allowances associated with these receivables. Star writes off as bad debt expense uncollectible accounts receivable arising from patient responsibility after all collection efforts have been exhausted.

Inventories

Inventories consist primarily of medical supplies and are stated at the lower of cost or market on a first-in, first-out basis.

Property and equipment

Property and equipment is stated at cost and depreciated over their estimated useful lives, ranging from five to fifteen years using the straight-line method. Maintenance and repairs are charged against earnings when incurred; major renewals and betterments are capitalized.

Deferred rent

Star records rent expense under operating leases with scheduled rent increases on a straight-line basis over the life of the lease. This results in temporary differences between rent expense and the scheduled rent payments, which is recorded as deferred rent in the accompanying balance sheets and reversed over time.

Net patient service revenue

Net patient service revenue is recognized as services are provided and reported at the estimated net realizable amounts from patients, third-party payers, and others for services rendered.

STAR MEDICAL CENTER, LLC Notes to Financial Statements December 31, 2015 and 2014

Note 2 – Summary of Significant Accounting Policies (Continued)

Income taxes

Star is treated as a partnership and thus is not a taxpaying entity for federal income tax purposes; therefore, no income tax expense has been recorded in the financial statements. Instead, the members are liable for individual federal income taxes on their respective percentage interests of Star’s net taxable income, based on the member operating agreement.

Star is required to evaluate each of its tax positions to determine if they are more likely than not to be sustained if the taxing authority examines the respective position. A tax position includes an entity’s status and the decision not to file a return. Penalties and interest assessed by income taxing authorities, if any, are included in interest expense. Star has evaluated each of its tax positions and has determined that no additional provision or liability for income taxes is necessary. Star files income tax returns in the U.S. federal jurisdiction and in the Texas state jurisdiction. All years remain subject to examination by federal and state jurisdictions.

Marketing and advertising expenses

Star expenses marketing and advertising costs as they are incurred. These expenses were $2,711,400 and $2,900,675 for the years ended December 31, 2015 and 2014, respectively.

Note 3 – Net Patient Service Revenue and Accounts Receivable

Patient service revenue in the accompanying statements of operations is stated net of contractual discounts. Contractual discounts totaled $109,310,341 and $89,337,581 for the years ended December 31, 2015 and 2014, respectively. These contractual discounts are primarily related to commercial insurers; Star entered into managed care contracts with several major commercial insurers. Some commercial insurers are billed as out-of-network.

As of December 31, 2015, patient accounts receivable are stated net of contractual discounts of $39,044,045 and net of an allowance for doubtful accounts of $861,204.

As of December 31, 2014, patient accounts receivable are stated net of contractual discounts of $19,072,872 and net of an allowance for doubtful accounts of $216,018.

STAR MEDICAL CENTER, LLC Notes to Financial Statements December 31, 2015 and 2014

Note 4 – Property and Equipment

Property and equipment consist of the following at December 31:

	2015	2014

Medical equipment	$5,022,261	$4,994,112
Computer hardware and software	1,663,810	1,620,011
Furniture and fixtures	434,629	369,552
Leasehold improvements	356,664	317,092
	7,477,364	7,300,767

Less accumulated depreciation	3,002,297	1,593,246

	$4,475,067	$5,707,521

Note 5 – Advances to Physicians

The Company made advances to medical practices owned by two physicians beginning in 2015 under the terms of employment contracts. These advances were to assist with funding of start-up costs incurred by the physicians for their respective practices, which are using the facilities of the Company. The agreements provide for combined monthly funding of $103,667. At the end of the twelve month term, the advances convert to promissory notes with interest at prime plus 2%. The notes are forgiven as compensation to the physicians at 1/24th per month if the physicians fulfill the terms of their employment agreements; if not fulfilled, the loans become due and payable with interest over 24 months. Each note is personally guaranteed by the physician.

Note 6 – Line-of-Credit

Star had a revolving line-of-credit agreement with a bank for a maximum principal sum of $2,300,000. Borrowings accrued interest at the prime rate plus 1%, with a minimum rate of 4.75%. The line-of-credit matured and was closed on March 15, 2015, with no outstanding balance as of December 31, 2015, but had an outstanding balance of $975,000 as of December 31, 2014. The agreement was secured by substantially all assets of Star, an assignment of life insurance from a member, and was guaranteed by its members. The line-of-credit was subject to certain positive and negative covenants, including, among other things, the maintenance of a minimum level of “liquid assets”, as defined in the agreement, by Star and its guarantors.

STAR MEDICAL CENTER, LLC Notes to Financial Statements December 31, 2015 and 2014

Note 7 - Long-term Debt

Long-term debt consists of the following at December 31:	2015	2014

Note payable to a bank with an initial fixed interest rate of 5.072% per annum through August 6, 2017, and thereafter a benchmark rate as defined in the agreement plus 3.0% through maturity, with a minimum interest rate of 4.75%; principal and interest due and payable monthly under a declining amortization scale, as defined in the agreement, through August 6, 2020; secured by substantially all assets of Star, an assignment of life insurance and certificate of deposit from a member, and guaranteed by its members; subject to certain positive and negative covenants, including the maintenance of a minimum debt service coverage ratio measured semi-annually, and the maintenance of a minimum level of “liquid assets”, as defined in the agreement, by Star and its guarantors	$5,308,238	$5,845,852

Note payable to an affiliated entity with interest rate of 8.0% per annum; all unpaid principal and accrued interest due and payable February 2015; subordinated to a bank; unsecured	500,000	500,000

Note payable to an affiliated entity with interest rate of 8.0% per annum; all unpaid principal and accrued interest due and payable October 2014; subordinated to a bank; unsecured	500,000	500,000

Note payable to an affiliated entity with interest rate of 6.5% per annum; payable in sixty monthly installments of $4,369 including interest through July 2019; subordinated to a bank, unsecured	-	223,316
	6,308,238	7,069,168
Less current maturities	1,683,964	1,542,711

	$4,624,274	$5,526,457

STAR MEDICAL CENTER, LLC Notes to Financial Statements December 31, 2015 and 2014

Note 7 - Long-term Debt (Continued)

Future maturities of long-term debt are as follows:

2016	$1,683,964
2017	901,170
2018	1,337,904
2019	1,407,621
2020	977,579

Note 8 - Commitments

Star leases its medical facility as well as certain medical equipment under noncancellable operating leases which expire through 2033. The facility lease contains an annual rent escalation clause based on a consumer price index, as well as a requirement to maintain at least $600,000 of “short-term cash investments”, as defined in the agreement, in a segregated and unpledged account during the first ten years of the lease. Rent expense for the years ended December 31, 2015 and 2014 totaled approximately $1,146,000 and $1,684,000, respectively, under these leases, and is included in total operating expenses in the accompanying statements of operations.

Effective January 1, 2016, the hospital building and land were sold to a third party and the existing facility lease (noted above) was replaced with a new lease, with an initial term of twenty years and an annual rent escalation clause of 2.5% beginning after the 30th month of the lease.

Future minimum payments under noncancellable operating leases are as follows as of December 31:

2016	$1,368,720
2017	1,368,720
2018	1,384,695
2019	1,348,606
2020	1,376,266
Thereafter	25,296,083

STAR MEDICAL CENTER, LLC Notes to Financial Statements December 31, 2015 and 2014

Note 9 - Related Party Transactions

Star leased its facility from an entity related through partial common ownership through December 31, 2015 (see Note 8 for the terms).

Star pays marketing fees to a related entity with fees ranging from $150,000 to $250,000 per month, depending on the marketing activity required. Marketing fees incurred for the years ended December 31, 2015 and 2014 were $2,700,000 and $2,900,000, respectively.

Star is managed by a related entity pursuant to an administrative services agreement (“the agreement”). The agreement provides for a management fee to be paid monthly equal to 6% of net patient revenue, as defined. After the initial one year term, the agreement automatically renews for one year terms unless either party provides 30 days written notice. Management fees incurred under this agreement, for the years ended December 31, 2015 and 2014, were $1,772,507 and $1,464,792, respectively.

Star has entered into access agreements with physicians, some of whom are owner/members, to reimburse them for their time, their staff, and any provided materials. The amount is calculated monthly as a percentage of collections for their services. Total reimbursements for these access agreements, for the years ended December 31, 2015 and 2014, were $4,129,323 and $2,381,186, respectively, and is included in professional services, fees, and costs on the statements of operations.

Star has reimbursed certain related entities for funds advanced and purchase of various other expense items, including medical supplies, in addition to rent, management fees, and marketing fees. Unpaid amounts included in accounts payable and other accrued liabilities, on the balance sheets, related to these fees and expenses were approximately $3,465,000 and $1,510,000, as of December 31, 2015 and 2014, respectively.

Note 10 - Contingencies

The healthcare industry is subject to numerous laws and regulations of federal, state, and local governments. These laws and regulations include, but are not limited to, matters such as licensure, accreditation, government healthcare program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Violations of these laws and regulations could result in the imposition of significant fines and penalties. Compliance with such laws and regulations can be subject to future government review and interpretation as well as regulatory actions unknown or unasserted at this time.

STAR MEDICAL CENTER, LLC Notes to Financial Statements December 31, 2015 and 2014

Note 10 – Contingencies (Continued)

Star is subject to certain legal proceedings and claims that have arisen in the ordinary course of business. In the opinion of management, resolution of these matters is not expected to materially affect Star’s financial statements.

Note 11 - Subsequent Events

Star has evaluated subsequent events through May 31, 2016, the date which the financial statements were available to be issued.

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